Exhibit 8.1

2001 ROSS AVENUE	ABU DHABI
DALLAS, TEXAS	AUSTIN
75201-2980	BEIJING
TEL +1 214.953.6500	DALLAS
FAX +1 214.953.6503	DUBAI
www.bakerbotts.com	HONG KONG
HOUSTON
LONDON
MOSCOW
NEW YORK
PALO ALTO
RIYADH
WASHINGTON
February 3, 2010
Martin Midstream Partners L.P.
4200 Stone Road
Kilgore, Texas 75662
Ladies and Gentlemen:
We have acted as counsel to Martin Midstream Partners L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the offer and sale by the Partnership of its common units representing limited partner interests (the “Common Units”). We have also participated in the preparation of the Partnership’s Prospectus Supplement, dated February 3, 2010 (the “Prospectus Supplement”), and Prospectus, dated January 3, 2008 (the “Prospectus”), both relating to the Common Units and forming a part of the Partnership’s Registration Statement on Form S-3 (File No. 333-148146).
In connection therewith, we prepared the discussion set forth under the captions “Material Tax Considerations” in the Prospectus and “Material tax considerations” in the Prospectus Supplement (the “Discussion”).
We hereby confirm that all statements of legal conclusions contained in the Discussion reflect the opinion of Baker Botts L.L.P. with respect to the matters set forth therein as of the dates of the Prospectus and the Prospectus Supplement, subject to the assumptions, qualifications, and limitations set forth therein, and excepting the representations and statements of fact of the Partnership and its general partner included in the Discussion, as to which we express no opinion.
In providing this opinion, we have examined and are relying upon the truth and accuracy at all relevant times of the statements, covenants, and representations contained in (i) the Prospectus and Prospectus Supplement, (ii) certain other filings made by the Partnership with the Securities and Exchange Commission (“SEC”) and (iii) other information provided to us by the Partnership and its general partner.
We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K and to the use of our name in the Discussion in the Prospectus Supplement and the Prospectus. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,
/s/ Baker Botts L.L.P.